Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

New Windsor Bancorp, Inc.

We consent to the incorporation of our report dated March 15, 2016, relating to the consolidated financial statements of New Windsor Bancorp, Inc. as of December 31, 2015, and for each of the two years then ended, which report appears in the attached Form 8-K/A of ACNB Corporation.

/s/ Stegman & Company

Baltimore, Maryland

September 12, 2017

Suite 200, 809 Glen Eagles Court     Baltimore, Maryland 21286 • 410-823-8000 • 1-800-686-3883 • Fax: 410-296-4815 • www.stegman.com

Members of